Exhibit 23(3)

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2011. We hereby further consent to the use of information contained in our report setting forth the estimates of revenues from Layne Christensen Company’s oil and gas reserves as of January 31, 2011. We further consent to the incorporation by reference thereof into Layne Christensen Company’s Registration Statements on Form S-8 (Registration Nos. 33-54064, 33-54066, 33-54096, 33-57746, 333-130167, 33-86654, 33-20801, 333-53487, 333-64714, 333-89071, 333-104412, 333-130162, 333-105930, 333-135683, 333-159908 and 333-159909 and Post Effective Amendment No. 1 to Registration Statement No. 33-57748 and Post Effective Amendment No. 1 to Registration No. 333-53485).

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.

Cawley, Gillespie & Associates, Inc.
April 13, 2011